
<ARTICLE> 5
<LEGEND>
This schedule contains financial information extracted from the financial statements for the quarter ended March 31, 1997 and is qualified in its entirety by reference to such financial statements
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               MAR-31-1997
<CASH>                                         790,465
<SECURITIES>                                         0
<RECEIVABLES>                                   20,322
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               549,968
<PP&E>                                      30,423,850<F1>
<DEPRECIATION>                            (18,920,924)<F2>
<TOTAL-ASSETS>                              12,863,681
<CURRENT-LIABILITIES>                          681,299
<BONDS>                                     19,403,524<F3>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                     (722,142)<F4>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                12,863,681
<SALES>                                      1,778,011
<TOTAL-REVENUES>                             1,778,011
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,347,379<F5>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                             428,668
<INCOME-PRETAX>                                  1,964
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                              1,964
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     1,964
<EPS-PRIMARY>                                        0<F6>
<EPS-DILUTED>                                        0<F6>

<F1>Includes apartment complexes of $29,904,266 and deferred expenses of $519,584.
<F2>Includes depreciation of $18,742,370 and amortization of deferred expenses of
$178,554.
<F3>Represents mortgage note payable.
<F4>Represents total equity of General Partners ($326,159) and Limited Partners
($6,894,983).
<F5>Includes operating expesnes of $740,335, real estate taxes of $134,841 and depreciation and amortization of $472,203.
<F6>Net income allocated 20 to general partners, 1944 to limited partners for three months ended 3/31/97 average net gain $.07 per unit for $25,000 units outstanding.

